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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 23, 2001





                           BIOTRANSPLANT INCORPORATED

             (Exact name of registrant as specified in its charter)



           Delaware                      000-28324               04-3119555
-------------------------------   ------------------------   -------------------
(State or other jurisdiction of   (Commission File Number)     (IRS Employer
        incorporation)                                       Identification No.)


     Building 75, Third Avenue
       Charlestown Navy Yard
          Charlestown, MA                                      02129
-------------------------------------                  ------------------------
  (Address of principal executive                            (Zip Code)
              offices)


       Registrant's telephone number, including area code: (617) 241-5200

                                       N/A
                  ---------------------------------------------
          (Former name or former address, if changed since last report)




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Item 5.           Other Events.

         On December 11, 2000, BioTransplant Incorporated ("BioTransplant") announced its plans to acquire Eligix, Inc. ("Eligix") pursuant to an Agreement and Plan of Merger entered into on December 8, 2000. Prior to the closing of the merger, Eligix will borrow up to $2.0 million from BioTransplant to fund operations. The loan is evidenced by a promissory note, which was entered into on January 23, 2001 and bears interest at the prime rate. The loan will be forgiven concurrently with the closing of the merger, provided that if the merger does not close on or before June 31, 2001, then the note will become immediately due and payable.

Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits.

         (c)      Exhibits.

         See Exhibit Index attached hereto.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    March 9, 2001                  BIOTRANSPLANT INCORPORATED


                                        By: /s/ Richard V. Capasso
                                           --------------------------------
                                           Richard V. Capasso
                                           Vice President, Finance and Treasurer



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                                  EXHIBIT INDEX



Exhibit No.                  Exhibit
-----------                  -------

Exhibit 10.1                 Promissory Note made on January 23, 2001 by
                             Eligix, Inc. in favor of BioTransplant Incorporated